SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2008

Eagle Bancorp, Inc.

 (Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

7815 Woodmont Avenue, Bethesda, Maryland  20814

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  301.986.1800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant

On August 11, 2008, Eagle Bancorp, Inc. (the “Company”) entered into a Loan Agreement and related Stock Security Agreement and Promissory Note (the “credit facility”) with United Bank, pursuant to which the Company may borrow, on a revolving basis, up to $20 million for working capital purposes, to finance capital contributions to its subsidiaries, EagleBank, Bethesda, Maryland and Eagle Commercial Ventures, LLC.  The credit facility is secured by a first lien on all of the stock of EagleBank, and bears interest at a floating rate equal to the Wall Street Journal Prime Rate minus 0.25%. Interest is payable on a monthly basis.  The term of the credit facility expires on August 31, 2010.  At any time, provided no event of default exists, the Company may term out repayment of the outstanding principal balance of the credit facility over a five year term, based on a ten year straight line amortization.

The credit facility contains certain customary representations, warranties, covenants and events of default, including the following financial covenants: (1) maintaining an allowance for loan losses of not less than 55% of nonperforming assets (as calculated in the Loan Agreement); (2) maintaining EagleBank’s Tier 1 Capital Leverage Ratio, Total Risk Based Capital Ratio and Tier 1 Risk Based Capital Ratio as “well capitalized”; (3) maintaining the Company’s and EagleBank’s consolidated non-performing assets at less than 18% of primary equity capital, as defined; (4) maintaining consolidated net income (exclusive of extraordinary and nonrecurring items) to average total assets for the Company and EagleBank at not less than 0.50%; and (5) maintaining a ratio of investment in bank subsidiary to consolidated equity less goodwill of not more than 125% as of any fiscal quarter end. Upon the occurrence of any event of default (as defined in the Loan Agreement) which is continuing, Lender shall have the right to declare the amount owned under the credit facility to be immediately due and payable.

The foregoing summary of the Loan Agreement, Stock Security Agreement and the Promissory Note is qualified in its entirety by reference to the Loan Agreement, the Stock Security Agreement and the Promissory Note, the forms of which of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

The new credit facility replaces a prior $15 million line of credit facility which expired in July 2008.  No amount is currently outstanding under the credit facility.

Item 9.01  Financial Statements and Exhibits

(a)  Financial Statements of Business Acquired.  Not applicable.

(b)  Pro Forma Financial Information.  Not applicable.

(c)  Shell Company Transactions.  Not applicable.

(d)  Exhibits.

10.1         Loan Agreement, dated as of August 11, 2008 between Eagle Bancorp, Inc. and United Bank

10.2         Stock Security Agreement, dated as of August 11, 2008 between Eagle Bancorp, Inc. and United Bank

10.3         Promissory Note, dated as of August 11, 2008

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP, INC.

	By:	/s/ Ronald D. Paul
Ronald D. Paul, President, Chief Executive Officer

Dated: August 15, 2008